UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2009

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

39870 Eureka Drive, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2009, the Second Amendment to Second Amended and Restated Loan and Security Agreement (the "Amendment") was entered into by and among SMART Modular Technologies, Inc., SMART Modular Technologies (Europe) Limited, and SMART Modular Technologies (Puerto Rico) Inc., as borrowers, and Wells Fargo Bank, National Association, as lender, arranger, administrative agent and security trustee.

As a result of the Amendment, the borrowers are no longer required to comply with certain financial covenants under the Second Amended and Restated Loan and Security Agreement dated April 30, 2007 (as amended, the "WF Credit Facility") unless there are borrowings outstanding. As of August 17, 2009, there were no borrowings outstanding.

Based on our current projections, we do not expect to be able to satisfy the financial covenants required to permit us to borrow funds under the WF Credit Facility at any time during its remaining term. We have not borrowed under the WF Credit Facility since November 2007 and, given our current cash position and our anticipated operating cash flow, we have no plans to utilize the WF Credit Facility before it expires on April 30, 2010.

This report contains only a summary of certain provisions of the Amendment. Accordingly, the foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 10.31 to this report, the First Amendment to Second Amended and Restated Loan and Security Agreement filed on December 3, 2008, and the Second Amended and Restated Loan and Security Agreement filed on May 2, 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.31. Second Amendment to Second Amended and Restated Loan and Security Agreement, dated August 14, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

August 17, 2009	By:	/s/ Barry Zwarenstein

Name: Barry Zwarenstein
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.31	Second Amendment to Second Amended and Restated Loan and Security Agreement, dated August 14, 2009